UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Following the announcement on March 2, 2026 that The AES Corporation (the “Company” or “AES”) had entered into an Agreement and Plan of Merger, by and among the Company, Horizon Parent, L.P., a Delaware limited partnership (“Parent”), and Horizon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, the Company entered into (i) Amendment No. 2 to the Credit Agreement (the “Citi Second Amendment”) on March 13, 2026, by and among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, which amends that certain Eighth Amended and Restated Credit Agreement, dated as of September 24, 2021, by and among the Company, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent, (ii) First Amendment to Credit Agreement (the “SMBC First Amendment”) on March 16, 2026, by and among the Company, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, which amends that certain Credit Agreement, dated as of December 6, 2024, by and among the Company, as borrower, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent and (iii) Amendment No. 1 to the Letter of Credit Agreement (the “Barclays First Amendment”) on March 16, 2026, by and among the Company and Barclays Bank PLC, as the bank, which amends that certain Letter of Credit Agreement, dated as of December 8, 2025, by and among the Company, as account party, and Barclays Bank PLC, as the bank.

Collectively, these amendments modify certain change of control provisions to permit direct or indirect ownership of the Company by Global Infrastructure Management, LLC, EQT Fund Management S.à r.l., Qatar Investment Authority, and certain investment vehicles affiliated with any of the foregoing or with funds, accounts or other entities managed, advised or controlled by any of the foregoing.

The foregoing summaries of the Citi Second Amendment, the SMBC First Amendment and the Barclays First Amendment do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 dated as of March 13, 2026, to the credit agreement among the Company, the lenders party thereto and Citibank, N.A., as administrative agent, which amends that certain Eighth Amended and Restated Credit Agreement, dated as of September 24, 2021, by and among the Company, as borrower, the lenders from time to time party thereto and Citibank, N.A., as administrative agent.

10.2	First Amendment dated as of March 16, 2026, to the credit agreement among the Company, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent, which amends that certain credit agreement, dated as of December 6, 2024, by and among the Company, as borrower, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

10.3	Amendment No. 1 dated as of March 16, 2026, to the letter of credit agreement by and among the Company and Barclays Bank PLC, as the bank, which amends that certain letter of credit agreement, dated as of December 8, 2025, by and among the Company, as account party, and Barclays Bank PLC, as the bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date: March 19, 2026	By:	/s/ Stephen Coughlin
	Name:	Stephen Coughlin
	Title:	Executive Vice President and Chief Financial Officer